UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 21, 2007

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts		02199-8157
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Investment Agreement

On December 21, 2007 (the “First Closing Date”), the First Marblehead Corporation (“First Marblehead” or the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with GS Parthenon A, L.P. and GS Parthenon B, L.P., affiliates of GS Capital Partners (the “Purchasers”),  pursuant to which First Marblehead agreed to issue and sell, and the Purchasers agreed to purchase:

•                  on the First Closing Date, 59,800 shares of First Marblehead’s newly created Series A Non-Voting Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), at a purchase price of $1,000 per share.  These shares of Series A Preferred Stock are convertible into 5,320,284 shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), at a conversion price of $11.24 per share; and

•                  on the date of the second closing (the “Second Closing”), after receipt of applicable regulatory approvals and determinations and satisfaction of other closing conditions described below, 200,695 shares of First Marblehead’s newly-created Series B Non-Voting Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”) at a purchase price of $1,000 per share.  These shares of Series B Preferred Stock are convertible into 13,379,666 shares of Common Stock at a conversion price of $15 per share.

First Marblehead’s newly created Series A Preferred Stock and Series B Preferred Stock are referred to herein as the “Non-Voting Convertible Preferred Stock.”

Assuming completion of the sale of the Series B Preferred Stock on the date of the Second Closing, the Purchasers will own 19.99% of the number of shares of Common Stock of First Marblehead outstanding on December 21, 2007 (before giving effect to the sale of Preferred Shares).  The shares of Non-Voting Convertible Preferred Stock sold or to be sold by First Marblehead to the Purchasers are referred to herein as the “Preferred Shares.”  The total investment expected to be made by the Purchasers for the purchase of the Preferred Shares is approximately $260.5 million.  The Preferred Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares are referred to collectively herein as the “Shares.”

Goldman Sachs & Co., an affiliate of the Purchasers, has previously provided investment banking services to the Company.

The Investment Agreement contains the additional provisions set forth below:

Board Representation.  First Marblehead has agreed that the Purchasers have the right to designate one representative to the Company’s Board of Directors following the First Closing Date, provided that such representative is reasonably acceptable to First Marblehead’s nominating committee.

Future Issuances.   The Purchasers have the right to purchase their proportionate percentage of new securities issued and sold by First Marblehead.  This right is subject to exceptions, as further set forth in the Investment Agreement, including issuances (i) pursuant to equity plans approved by the Board of Directors of the Company, and (ii) in consideration for mergers, acquisitions, joint ventures, strategic alliances and other license agreements.

The rights to designate a representative to the Board and to participate in future issuances of securities terminates at such time that the Purchasers cease to hold shares representing (or convertible into) at least 4.5% of First Marblehead’s outstanding Common Stock.

Standstill.  The Purchasers have agreed that for a two-year period following the First Closing Date, they will not acquire beneficial ownership of additional shares of Common Stock of First Marblehead if such acquisition would result in Purchasers owning more than 24.9% of First Marblehead’s outstanding voting securities.

Restrictions on Transfer.  The Purchasers have agreed that they will not for the period from the First Closing Date to June 20, 2009 sell or transfer, or enter into any hedging transaction which is designed to result in substantially the same economic effect (collectively, “Transfer”), the Shares other than to an affiliate of Purchasers, provided however that beginning on December 21, 2008, the Purchasers shall be permitted to Transfer up to two-thirds of the Shares (provided that any such Transfer is in accordance with the Investment Agreement and the Certificate of Designations).

Subject to certain exceptions, the Purchasers may not (i) sell or otherwise transfer Shares (other than to an affiliate of a Purchaser) in an amount that would, on an as-converted basis, represent more than 9.9% of the outstanding shares of Common Stock or (ii) exercise their ability under the Certificate of Designations to convert the Preferred Shares to the extent that Purchasers and their affiliates would, after giving effect to such conversion, own more than 9.9% of the outstanding shares of Common Stock.  This provision shall terminate at such time as the Company is no longer a savings and loan holding company or a bank holding company.

Indemnification.  Each of the Company, on the one hand, and the Purchasers, on the other, have agreed to indemnify each other for any breach of their respective representations, warranties, covenants and agreements or for matters arising out of execution and delivery of the Investment Agreement.  Subject to certain exceptions set forth in the Investment Agreement, neither the Company nor the Purchasers will be entitled to an indemnity until losses exceed $1.5 million prior to the Second Closing and $5.0 million thereafter, and the aggregate losses for which a party is obligated to indemnify the other is $28.5 million prior to the Second Closing and $100.0 million thereafter.

Other.  The Purchasers also have certain information rights and inspection rights, which terminate at such time that the Purchasers cease to hold shares representing (or convertible into) at least 4.5% of First Marblehead’s outstanding Common Stock.  Both First Marblehead, on the one hand, and the Purchasers, on the other, have agreed to use commercially reasonable efforts to obtain necessary regulatory approvals in connection with the transactions contemplated by the Investment Agreement.

Second Closing.  The Purchasers have agreed to purchase 200,695 shares of Series B Preferred Stock upon satisfaction of closing conditions, including the receipt of all regulatory approvals and determinations and the accuracy of the representations and warranties as of the First Closing Date.

Termination Provisions.  The obligations of the Company and the Purchasers to effect the Second Closing may be terminated on or at any time prior to the Second Closing: (i) by mutual written consent of the parties, (ii) by the Company or the Purchasers in the event of a material uncured breach or failure to perform by the other party, (iii) by the Company or Purchasers if the Second Closing shall not have occurred on or prior to December 21, 2008, or (iv) by the Purchasers if advised by any banking authority that Purchasers will not receive the confirmation required by the Purchasers to proceed with the Second Closing.

The foregoing summary of terms of the Investment Agreement is subject to, and qualified in its entirety by, the Investment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Registration Rights Agreement

On December 21, 2007,  First Marblehead entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers and certain other stockholders named therein (the “Other Stockholders”) that (i) amends and restates a registration rights agreement by and among the Company and the Other Stockholders,  and (ii) provides for required and incidental rights to register under the Securities Act of 1933, as amended, (A) shares of Common Stock held by the Purchasers and the Other Stockholders and (B) shares of Common Stock into which other securities held by the Purchasers or the Other Stockholders are convertible.  The Other Stockholders include certain directors and other significant stockholders of the Company and their affiliates; these parties are identified on Exhibit A to the Registration Rights Agreement.

The foregoing summary of terms of the Registration Rights Agreement is subject to, and qualified in its entirety by, the Registration Rights Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Certificate of Designations of Series A Non-Voting Convertible Preferred Stock/Certificate of Designations of Series B Non-Voting Convertible Preferred Stock

The Series A Preferred Stock was created by the filing of a Certificate of Designations for the Series A Non-Voting Convertible Preferred Stock with the Secretary of State of the State of Delaware on December 21, 2007; the Certificate of Designations for the Series B Non-Voting Convertible Preferred Stock will be filed with the Secretary of State of the State of Delaware prior to the Second Closing.

Set forth below are the material terms of the Non-Voting Convertible Preferred Stock:

Ranking.  The Non-Voting Convertible Preferred Stock ranks junior to all other series of First Marblehead preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Dividends.  Dividends will be paid on the Non-Voting Convertible Preferred Stock when, as and if, and in the same amounts (on an as-converted basis), declared on the Common Stock.

Liquidation Preference.  Upon liquidation, dissolution or winding up of First Marblehead, holders of Non-Voting Convertible Preferred Stock have the right to receive an amount equal to $0.01 per share of Non-Voting Convertible Preferred Stock, plus the amount of any declared but unpaid dividends thereon.  After payment of this amount, holders of the Non-Voting Convertible Preferred Stock are entitled to participate (on an as-converted basis) with the Common Stock in the distribution of remaining assets.

Conversion.  The shares of Series A Preferred Stock are convertible, at the option of the holders, into a number of shares of Common Stock equal to the aggregate Stated Value of the number of shares of Series A Preferred Stock to be converted divided by the initial conversion price of $11.24.  The shares of Series B Preferred Stock are convertible, at the option of the holders, into a number of shares of Common Stock equal to the aggregate Stated Value of the number of shares of Series B Preferred Stock to be converted divided by the initial conversion price of $15.00.  The “Stated Value” per share of Non-Voting

Convertible Preferred Stock is $1,000.  The conversion price of the Non-Voting Convertible Preferred Stock is subject to adjustment for stock dividends, stock splits and other similar recapitalization events.

Voting.  The Non-Voting Convertible Preferred Stock has no voting rights, provided that, First Marblehead shall not, without the consent of the holders of a majority of the outstanding shares of the Non-Voting Convertible Preferred Stock, voting separately as a class, amend, alter or repeal or otherwise change any provision of the Company’s Restated Certificate of Incorporation or either Certificate of Designations for the Non-Voting Convertible Preferred Stock if such amendment would increase or decrease the authorized shares of the Non-Voting Convertible Preferred Stock, increase or decrease the par value of the shares of the Non-Voting Convertible Preferred Stock, or alter or change the powers, preferences or special rights of the shares of the Non-Voting Convertible Preferred Stock so as to affect it adversely.

Sale of Preferred Stock by Holders.  The Non-Voting Convertible Preferred Stock will convert to Common Stock automatically if the Purchaser sells its shares of Non-Voting Convertible Preferred Stock (other than to an affiliate of the Purchasers).

The foregoing summary of terms of the Certificate of Designations for each of the Series A Preferred Stock and the Series B Preferred Stock is subject to, and qualified in its entirety by, the Certificate of Designations of Series A Non-Voting Convertible Preferred Stock and the form of Certificate of Designations of Series B Non-Voting Convertible Preferred Stock, which are attached to this Current Report on Form 8-K as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities

First Marblehead (i) issued an aggregate of 59,800 shares of Series A Preferred Stock at a purchase price of $1,000 per share on the First Closing Date for an aggregate purchase price of $59,800,000 (these shares of Series A Preferred Stock are convertible into 5,320,824 shares of the Company’s Common Stock at a conversion price of $11.24 per share) and (ii) agreed to issue an aggregate of 200,695 shares of Series B Preferred Stock at a purchase price per share of $1,000 per share for an aggregate purchase price of $200,695,000, (these shares of Series B Preferred Stock are convertible into 13,379,666 Shares of the Company’s Common Stock at a conversion price of $15.00 per share) upon satisfaction of closing conditions, including receipt of certain regulatory approvals and determinations and the accuracy of the representations and warranties as of the First Closing Date.  The shares of Preferred Stock were sold or are to be sold to the Purchasers without registration in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 3.03  Material Modification to Rights of Security Holders

On December 21, 2007, First Marblehead filed with the Secretary of State of the State of Delaware a Certificate of Designations of Series A Non-Voting Convertible Preferred Stock and will file with the Secretary of State of the State of Delaware a Certificate of Designations of Series B Non-Voting Convertible Preferred Stock prior to the Second Closing.  The rights, qualifications, limitations and restrictions of the Non-Voting Convertible Preferred Stock are set forth in the Certificates of Designations and described under Item 1.01 above.

The provisions of Item 1.01 that relate to the Certificates of Designations and the Preferred Shares are incorporated by reference in this Item 3.03.

Item 5.03  Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

On December 21, 2007, First Marblehead filed with the Secretary of State of the State of Delaware a Certificate of Designations of Series A Non-Voting Convertible Preferred Stock.  The Certificate of Designations authorizes the issuance of up to 59,800 shares of Series A Preferred Stock, which has such rights, qualifications, limitations and restrictions as are set forth in the Certificate of Designations and described under Item 1.01 above.

The provisions of Item 1.01 that relate to the Certificate of Designations and the Preferred Shares are incorporated by reference in this Item 5.03.

Item 8.01   Other Events

On December 21, 2007, First Marblehead issued a press release announcing (i) that it had entered into the Investment Agreement for the sale of the Preferred Shares, (ii) its decision to eliminate regular quarterly cash dividends for the foreseeable future and (iii) that the Company expects to make changes to the assumptions used in estimating the fair value of its service receivables at December 31, 2007.  The Company expects these assumption changes to result in an aggregate pre-tax charge to its service receivables as of September 30, 2007 of approximately $170 to $185 million or approximately 18 to 20% of the service receivables as of September 30, 2007.  The final amount of the charge will not be determined until the end of the second quarter ending December 31, 2007.  The full text of the press release issued in connection with the announcement is filed with this current report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

	3.1	Certificate of Designations of Series A Non-Voting Convertible Preferred Stock
	3.2	Form of Certificate of Designations of Series B Non-Voting Convertible Preferred Stock
	99.1	Investment Agreement, dated as of December 21, 2007, by and among The First Marblehead Corporation, GS Parthenon A, L.P. and GS Parthenon B, L.P.
99.2

Amended and Restated Registration Rights Agreement, dated as of December 21, 2007, by and among The First Marblehead Corporation, GS Parthenon A, L.P., GS Parthenon B, L.P. and the Other Holders named therein

	99.3	Press Release of First Marblehead on December 21, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: December 27, 2007	By:	/s/ Peter B. Tarr
Peter B. Tarr Chairman of the Board and General Counsel

EXHIBIT INDEX

3.1	Certificate of Designations of Series A Non-Voting Convertible Preferred Stock
3.2	Form of Certificate of Designations of Series B Non-Voting Convertible Preferred Stock
99.1	Investment Agreement, dated as of December 21, 2007 by and among The First Marblehead Corporation, GS Parthenon A, L.P. and GS Parthenon B, L.P.
99.2

Amended and Restated Registration Rights Agreement, dated as of December 21, 2007 by and among The First Marblehead Corporation, GS Parthenon A, L.P., GS Parthenon B, L.P. and the Other Holders named therein

99.3	Press Release issued by the Company on December 21, 2007